June 28, 2004



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                        Re:       WindsorTech Inc. (the "Company")


Gentlemen:

            This opinion is given in connection with the registration on an aggregate of 28,604,750 shares (the "Shares") of WindsorTech common stock to be registered for the benefit of certain shareholders included in a Registration Statement on Form SB-2 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

            We have acted as counsel to the Company in connection with the preparation of the Form SB-2 Registration Statement pursuant to which the Shares are to be registered. In so acting, we have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed necessary in order to form the basis for the opinion





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                                         U.S. Securities and Exchange Commission
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hereinafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

            24,426,585 of the Shares are currently issued and outstanding. An additional 4,178,165 of the Shares are reserved by the Company to be issued upon the exercise of currently issued and outstanding warrants. (the "Reserved Shares").

            Based upon the foregoing, we are of the opinion that (i) the issued Shares pertaining to this Registration Statement are legally issued, fully paid and non-assessable; and (ii) the Reserved Shares, when the Company warrants are properly exercised and payment of the warrant exercise price is made, shall be thereby fully paid and non-assessable. Based upon our interpretation of Florida Law, no representations stated or set forth in this opinion are in contravention of Florida Law.

            This firm hereby consents to the use of this opinion in connection with the Company's SB-2 Registration Statement and the inclusion of this opinion as an Exhibit thereto.


                                                     Very truly yours,



                                                     Duncan Farmer
                                                     (For the Firm)


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